Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Scott Tarriff, President and Chief Executive Officer of Eagle Pharmaceuticals, Inc. (the “Company”), and David E. Riggs, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2015 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of February, 2016.

/s/ Scott Tarriff                    /s/ David E. Riggs
Scott Tarriff                    David E. Riggs
President and Chief Executive Officer        Chief Financial Officer
(Principal Executive Officer)            (Principal Financial and Accounting Officer)